                                                                   EXHIBIT 10.21




                              CONSENT TO ASSIGNMENT

         This CONSENT TO ASSIGNMENT (this "CONSENT") is entered into by and among Landlord, Tenant and Assignee with reference to the following:

1. GENERAL TERMS. All capitalized terms used in this Consent shall have the same meanings as set forth in the Lease, unless otherwise provided below:

         a.       "EFFECTIVE DATE":    April 4, 2000

         b.       "LANDLORD":          CRESCENT REAL ESTATE FUNDING I, L.P.,
                                       a Delaware limited partnership

         c.       "TENANT":            MARCUS & PARTNERS, L.P.,
                                       a Delaware limited partnership

         d.       "ASSIGNEE":          eVENTURES GROUP, INC.,
                                       a Delaware corporation

         e.       "LEASE":             Office Lease dated May 20, 1999, as it
                                       may have been amended from time to time.

         f.       "PREMISES":          Approximately 9,377 RSF on the 8th floor
                                       of the Building.

         g.       "BUILDING":          The Crescent(R), 100, 200 and 300
                                       Crescent Court, Dallas, Texas.

         h.       "ASSIGNMENT":        Assignment of Office Lease dated
                                       effective as of April 4, 2000.

         i.       "EXCESS CONSIDERATION":   N/A.

 2.      RECITALS.

         a. Tenant is the tenant under the Lease, under which Landlord leased to Tenant the Premises located in the Building.

         b. Tenant desires to assign all of its right, title and interest in the Lease to Assignee.

         c. The terms of the Lease require Landlord's consent to any such assignment.

3. LANDLORD'S CONSENT. As of the Effective Date, Landlord consents to the assignment of all of Tenant's right, title and interest in and under the Lease to Assignee pursuant to the Assignment, a copy of which is attached as EXHIBIT "A," subject to the terms and conditions of this Consent.

4. ASSUMPTION. Assignee expressly assumes and agrees to perform all of the covenants, duties and obligations of Tenant under the Lease. Assignee acknowledges that it has examined and is familiar with all of the terms and provisions of the Lease.

5. PROHIBITION AGAINST FURTHER TRANSFER. Assignee shall not, without Landlord's prior written consent in each instance in accordance with PARAGRAPH 12(c) of the Lease, (i) convey, assign or encumber the Lease or any interest in the Lease, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Assignee with or into another entity, (ii) sublet all or any portion of the Premises, or (iii) permit the use or occupancy of any part of the Premises by anyone other than Assignee (any of the foregoing actions shall be a "PROHIBITED TRANSFER"). If Assignee is other than an individual, any change in Control (defined in the following sentence) of Assignee shall constitute a Prohibited Transfer. "CONTROL" means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Assignee shall not sublease space from, or assume the lease obligations of, another tenant in the Building (or, if the Building is part of a multi-building project, another tenant in such project) without Landlord's prior written consent. Following any Prohibited Transfer, Assignee (and any guarantors) shall remain fully liable under the Lease and this Consent under the terms and conditions of the Lease as it exists on the date of the Prohibited Transfer, and Landlord may proceed directly under the Lease or this Consent against Assignee (or any guarantors) without first proceeding against any other party. If Landlord, or an affiliate of Landlord, is a real estate investment trust under Section 856, et seq. of the Internal Revenue Code of 1986, as amended ("CODE"), any Prohibited Transfer will be void ab initio. Assignee hereby confirms that PARAGRAPH 12 of the Lease remains valid and binding on Assignee.

6. LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in the Assignment, subject to Landlord's release of Tenant set forth in PARAGRAPH 12, neither the Assignment nor this Consent shall (i) enlarge or increase Landlord's obligations or liability, or (ii) reduce or decrease Landlord's rights, under the Lease or otherwise. Landlord is not a party to the Assignment and, therefore, is not bound by any of the terms of the Assignment.

7. EXCESS CONSIDERATION. In the event that the rental and other consideration payable to Tenant by Assignee under the Assignment exceed the rental payable under the Lease, then Tenant shall be bound and obligated to pay Landlord the Excess Consideration set forth in PARAGRAPH 1.i. Tenant's failure to pay to Landlord such amounts when due shall be an event of default under the Primary Lease.

8. OPTIONS. Notwithstanding anything to the contrary contained in the Lease, Landlord agrees that Assignee shall be entitled to exercise any renewal, expansion, right of first refusal or other similar options or rights afforded to Tenant under the Lease.

9. BROKERAGE. Tenant and Assignee each agree to indemnify, defend and hold Landlord and its designated property management, construction and marketing firms harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys' fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of the Assignment. The obligations of Tenant and Assignee under this PARAGRAPH 9 shall survive the expiration or sooner termination of the Lease.

10. OTHER AGREEMENTS. Other than the Lease, the Assignment and this Consent, there are no other agreements or understandings, whether written or oral, between Tenant and Assignee with respect to the assignment of the Lease to Assignee or with respect to Assignee's use and occupancy of the Premises. No compensation or consideration is payable or will become due and payable to Tenant or any affiliate of Tenant in connection with the Assignment of Tenant's leasehold interest other than the consideration expressly set forth in the Assignment. This Consent shall not be amended orally, but only by an agreement in writing signed by all parties to this Consent.

11. INDEMNITY. IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE TO LANDLORD AT LAW, IN EQUITY, OR UNDER THE LEASE OR THIS CONSENT FOR ASSIGNEE'S VIOLATION OF PARAGRAPH 5 OF THIS CONSENT, ASSIGNEE SHALL INDEMNIFY LANDLORD AGAINST ANY DAMAGES, LOSSES, INJURIES, COSTS, EXPENSES OR LIABILITIES RESULTING FROM THE FAILURE OF ANY PART OF THE GROSS INCOME FROM THE BUILDING TO QUALIFY AS "RENTS FROM REAL PROPERTY," AS SUCH TERM IS DEFINED IN SECTION 856(D) OF THE CODE, BECAUSE OF A PROHIBITED TRANSFER.

12. RELEASE OF TENANT. Notwithstanding anything to the contrary contained in the Lease, effective as of April 4, 2000 (the effective date of the Assignment), Tenant shall have no further liability or obligation to Landlord with respect to the Lease, except for any unperformed obligations under the Lease prior to April 4,2000 and any adjustments required in connection with the payment of Excess Operating Expenses for the 2000 calendar year (pro rated from January 1, 2000 through April 4,2000) pursuant to PARAGRAPH 7 of the Lease. Accordingly, Landlord releases Tenant from and against any and all claims arising out of or relating to the Lease and/or Tenant's use and occupancy of the Premises; provided, however, all indemnities and all provisions contained in the Lease with respect to liability insurance coverage by Tenant shall survive April 4,2000 with respect to any and all matters which shall have accrued on or before April 4, 2000.

13. BINDING EFFECT. This Consent and its provisions shall be binding on and inure to the benefit of the parties to this Consent and their successors and permitted assigns.

14. RECORDING. Neither this Consent nor the Assignment may be recorded, without Landlord's prior written consent.

15. CONFLICTS. In the event of any conflicts among the provisions of the Lease, the Assignment and this Consent, the provisions of this Consent and the Lease shall control; and in the event of any conflicts between the provisions of the Lease and this Consent, the provisions of this Consent shall control.

          ACCORDINGLY, the parties have executed this Consent as of the Effective Date.

LANDLORD:

CRESCENT REAL ESTATE FUNDING I, L.P.,
a Delaware limited partnership

By: CRE Management I Corp., a Delaware
    corporation, its general partner

    By: /s/ John L. Zogg, Jr.
       -------------------------------------
    Name: John L. Zogg, Jr.
         -----------------------------------
    Title: Vice President, Leasing/Marketing
          ----------------------------------


TENANT:

MARCUS & PARTNERS, L.P.,
a Delaware limited partnership

By: J & N Ventures, Inc., its general partner

    By: /s/ Jeffrey A. Marcus
       -------------------------------------
    Name: Jeffrey A. Marcus
         -----------------------------------
    Title: President, Chief Executive Officer,
           Secretary and Treasurer
          ----------------------------------


ASSIGNEE:

eVENTURES GROUP, INC.,
a Delaware corporation

    By: /s/ Jeffrey A. Marcus
       -------------------------------------
    Name: Jeffrey A. Marcus
         -----------------------------------
    Title: CEO
          ----------------------------------

                       EXHIBIT A TO CONSENT TO ASSIGNMENT


                                  ASSIGNMENT OF
                                  OFFICE LEASE

                  THIS ASSIGNMENT OF OFFICE LEASE (this "Assignment") is made as of this 4th day of April, 2000 (the "Effective Date"), by and between MARCUS & PARTNERS, L.P., a Delaware limited partnership ("Assignor"), and eVENTURES GROUP, INC. ("Assignee"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease (as defined below).

                                   WITNESSETH:

                  WHEREAS, Crescent Real Estate Funding I, L.P., a Delaware limited partnership ("Landlord"), is the owner of that certain office building located at 300 Crescent Court, Dallas, Texas 75201, which is commonly known as the "Crescent" (the "Building");

                  WHEREAS, Landlord and Assignor are parties to that certain Office Lease dated May 20, 1999, as amended by that certain First Amendment to Office Lease dated March 28th, 2000 (collectively, the "Lease"), whereby Assignor leases from Landlord approximately 9,377 rentable square feet on the 8th floor of the Building; and

                  WHEREAS, Assignor and Assignee desire to enter into this Assignment in order to assign the Assignor's rights and interests in the Lease to Assignee and to evidence Assignee's assumption of Assignor's obligations and liabilities under the Lease.

                                   ASSIGNMENT:

                  NOW, THEREFORE, for valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment of Lease. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title, claim and interest in and to the Lease.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Lease and accepts the foregoing assignment, and Assignee assumes and agrees to satisfy and perform, from and after the Effective Date, all the duties and obligations of the Tenant under the Lease, in accordance with the terms thereof.

3. Indemnification. Assignee hereby agrees to indemnify and hold Assignor harmless from (i) any and all duties or obligations of the Tenant under the Lease arising or occurring after the Effective Date and (ii) any costs, damages, liabilities or expenses of any nature whatsoever which arise or occur subsequent to the Effective Date and result from Assignee's failure or inability to satisfy and/or perform the duties or obligations of the Tenant under the Lease from and after the Effective Date.

         Assignor hereby agrees to indemnify and hold Assignee harmless from (i) any and all duties or obligations of the Tenant under the Lease arising or occurring prior to the Effective Date and (ii) any costs, damages, liabilities or expenses of any nature whatsoever which arise or occur prior to the Effective Date and result from Assignor's failure or inability to satisfy and/or perform the duties or obligations of the Tenant under the Lease prior to the Effective Date.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

                  IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.


                  ASSIGNOR:            MARCUS & PARTNERS, L.P.,
                                       a Delaware limited partnership

                                       By: J&N Ventures, Inc.,
                                           its general partner


                                           By: /s/ JEFFREY A. MARCUS
                                              ----------------------------------
                                              Jeffrey A. Marcus
                                              President, Chief Executive
                                              Officer, Secretary and Treasurer


                  ASSIGNEE:            eVENTURES GROUP, INC.


                                       By: /s/ STUART CHASANOFF
                                          --------------------------------------
                                       Name: Stuart Chasanoff
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------



                                       2